SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 27, 2006, the Board of Directors unanimously approved a formal compensation package for non-executive directors.  This compensation package is intended to reflect both industry compensation norms, as well as the additional work and liability exposure consequent upon the directors due to the recent circumstances of the Company which require additional attention and involvement from the independent directors.  Provisions of the compensation package include the following for each independent director; a quarterly retainer for service on the Board, nominal fees for meeting participation, quarterly payments to non-executive Chairmen of the Executive, Audit, and Compensation committees, and quarterly payments to non-executive members of the Executive and Audit committees.  Additional monthly compensation was also approved to the Chairman and non-executive members of the Special Committee recently established by the Company for service during the existence of the Special Committee

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By /s/ Jeff Figlewicz
Jeff Figlewicz
Corporate Secretary
Dated: March 31, 2006